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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 24, 2001
(Date of earliest event reported)

THOMAS & BETTS CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee (State or Other Jurisdiction of Incorporation)	1-4682 (Commission File Number)
22-1326940 (IRS Employer Identification No.)
8155 T&B Boulevard Memphis, Tennessee (Address of Principal Executive Offices)	38125 (ZIP Code)

Registrant's Telephone Number, Including Area Code:
(901) 252-8000

ITEM 5.  OTHER EVENTS

    On July 24, 2001, Thomas & Betts Corporation (the "Registrant" and the "Corporation") discussed its financial results for the quarter ended July 1, 2001.

    Management lowered the Corporation's 2001 capital expenditures estimate to between $40-45 million and expects the Corporation's cash flow from operations for the second quarter of 2001 to be approximately $14 million.

    During the third quarter of 2001, management anticipates recording a charge of approximately $4.5 million for worldwide personnel reductions. Management expects this charge to be offset by savings realized in the third quarter from the reductions.

    Management said that it has and will continue to take actions to establish a cost base appropriate to support sales of approximately $400 million per quarter. Accordingly, the Corporation expects to reduce its Selling, General & Administration expense until it reaches a goal of approximately 20% of sales.

    The conference call was recorded and is available for replay from noon CDT on July 24, 2001 through noon CDT on Thursday, July 26, 2001. To access the replay, please call (973) 341-3080 [PIN: 2725666]. The recorded webcast will also be available at www.tnb.com until Friday, August 3, 2001.

    Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report and made during the conference call. For those statements, the Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits
20.1
Press Release dated July 24, 2001.

20.2
July 24, 2001 Conference Call Script.

ITEM 9.  REGULATION FD DISCLOSURE

    The Registrant elects to disclose through this filing, pursuant to Regulation FD, the information set forth in the July 24, 2001 conference call script of T. Kevin Dunnigan and John P. Murphy.

SIGNATURE

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation (Registrant)
By:	/s/ JOHN P. MURPHY John P. Murphy
Title:	Senior Vice President and Chief Financial Officer

Date: July 25, 2001

EXHIBIT INDEX

Exhibit	Description of Exhibits
20.1	Press Release dated July 24, 2001.
20.2	July 24, 2001 Conference Call Script.

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EXHIBIT INDEX